EMPLOYMENT AGREEMENT
                              --------------------


          THIS  AGREEMENT  effective  as  of  November  1,  1999.

BETWEEN:

GLOBALNETCARE,  INC.,  of  Suite 950, 2000 McGill College, Montreal, Quebec, H3A
3H3

(the  "Company")

                                                               OF THE FIRST PART

AND:

HARVEY  LALACH  of  265  Alice  Carriere,  Beasconsfield,  Quebec,  H9W  6E6

(the  "Employee")

                                                              OF THE SECOND PART


RECITALS:

WHEREAS the Company has requested the assistance of the Employee as the "Chief Operating Officer" and in providing certain services, as hereinafter described;

WHEREAS the Employee has agreed to provide such assistance and services to the Company in accordance with the terms and conditions herein set forth;

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

1.     DUTIES  AND  DEVOTION  OF  TIME
       -------------------------------

1.1     Duties.  During  the  terms  of  this  Agreement  the  Employee shall be
        ------
responsible for the duties contained in Schedule "A" attached hereto and incorporated herein by this reference (the "Duties").

1.2     Devotion  of  Time.  The  parties  hereto acknowledge and agree that the
        ------------------
work of the Employee is and shall be of such a nature that regular hours are insufficient and impractical and occasions may arise whereby the Employee shall be required to work other than eight (8) hours per day and/or five (5) days per week. It is also anticipated that the Employee may be required to work during evenings, Saturdays, Sundays and Public Holidays. The Employee agrees that the consideration set forth herein shall be in full and complete satisfaction for such work and services, regardless of when and where such work and services are performed. The Employee further releases the Company from any claims for overtime pay or other such compensation which may accrue to the Employee by reason of any existing or future legislation or otherwise. Notwithstanding the foregoing, the Company agrees that so long as the Employee properly discharges his duties hereunder, the Employee may devote the remainder of his time and attention to other non-competing business pursuits.

1.3     Business Opportunities the Property of the Company.  The Employee agrees
        --------------------------------------------------
to communicate immediately to the Company all business opportunities, inventions and improvements in the nature of the business of the Company which, during the term of this Agreement, the Employee may conceive, make or discover, become aware of, directly or indirectly, or have presented to him in any manner which relates in any way to the Company, either as it is now or as it may develop, and such business opportunities, inventions or improvements shall become the exclusive property of the Company without any obligation on the part of the Company to make any payments therefor in addition to the salary and benefits herein described to the Employee.

1.4     No  Personal  Use.  The  Employee  shall  not  use  any  of the work the
        -----------------
Employee shall perform for the Company for any personal purposes without first obtaining the prior written consent of the Company.

2.     SALARY,  BONUSES  AND  BENEFITS
       -------------------------------

2.1     Common Shares.  The Employee shall be compensated by the issuance to the
        -------------
Employee of Five Hundred Thousand (500,000) common shares (the "Shares") in the capital stock of the Company, at a deemed price of $0.56. If eligible, the Shares shall be registered by the Company on a Form S-8 and such shares will be subject to the resale restrictions set forth in the rules and regulations enacted under the Securities Act of 1933, as amended.

2.2          Salary.  In  consideration  of  the Employee providing the services
             ------
referred to herein, the Company agrees to pay the Employee a by-weekly salary of two thousand Canadian dollars ($2,000 Cdn.), subject to increase as from time to time approved by the Board of Directors of the Company.

3.     REIMBURSEMENT  OF  EXPENSES
       ---------------------------

3.1     Reimbursement of Expenses.  The Employee shall be responsible for paying
        -------------------------
all expenses relating to his employment with the Company without reimbursement, with the exception of those expenses which, prior to such expense having being incurred, the President has agreed to reimburse to the Employee.

4.     CONFIDENTIAL  INFORMATION
       -------------------------

4.1     Confidential  Information.  The  Employee  shall  not, either during the
        -------------------------
term of this Agreement or for three (3) years thereafter, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will he use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the Company or any confidential information which he may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company, unless the Employee is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

4.2     Non-Disclosure Provisions.  Paragraph 4.1 herein shall be subject to the
        -------------------------
further non-disclosure provisions contained in Schedule "B" attached hereto and incorporated hereinafter by this reference.

4.3     Provisions  Survive  Termination.  The  provisions of this section shall
        --------------------------------
survive  the  termination  of  this  Agreement.

5.     TERM
       ----

5.1     Term.  This  Agreement  shall  remain  in  effect  until  terminated  in
        ----
accordance  with  any  of  the  provisions  contained  in  this  Agreement.

6.     TERMINATION
       -----------

6.1     Termination  by Employee.  Notwithstanding any other provision contained
        ------------------------
herein, the parties hereto agree that the Employee may terminate this Agreement, with or without cause, by giving thirty (30) days written notice of such intention to terminate.

6.2     Resignation  or  Cessation  of  Duties.  In  the event that the Employee
        --------------------------------------
ceases to perform all of the Duties, other than by reason of the Employee's death or disability, or if the Employee resigns unilaterally and on his own initiative from all of his positions, this Agreement shall be deemed to be terminated by the Employee as of the date of such cessation of the Duties or such resignation, and the Company shall have no further obligations hereunder.

6.3     Termination  by Company .  Notwithstanding any other provision contained
        -----------------------
in this Agreement, the Company may terminate the employment of the Employee at any time for just cause by giving written notice to the Employee of its intention to terminate this Agreement on the date specified in such notice. The Company may also terminate the employment of the Employee without cause at any time upon thirty (30) days written notice.

7.     RIGHTS  AND  OBLIGATIONS  UPON  TERMINATION
       -------------------------------------------

7.1     Rights  and  Obligations.  Upon  termination  of  this  Agreement,  the
        ------------------------
Employee shall deliver up to the Company all documents, papers, plans, materials and other property of or relating to the affairs of the Company, other than the Employee's personal papers in regard to his role in the Company, which may then be in its or the Employee's possession or under his control.

8.     CLOSING
       -------

8.1     Closing Date.  This Agreement shall be effective as of November 1, 1999.
        ------------

8.2     Conditions  of  Closing.  The  parties  hereto  agree that it shall be a
        -----------------------
condition of the execution of this Agreement that prior to or contemporaneously with the execution of this Agreement:

     (a) this Agreement shall be approved by the Board of Directors of the Company;

(b) the Employee shall terminate any previously existing employment contracts or terms; and

(c)     this  Agreement  is  subject  to  the  approval of the Quebec Securities
Commission.

9.     NOTICES  AND  REQUESTS
       ----------------------

9.1     Notices  and Requests.  All notices and requests in connection with this
        ---------------------
Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

(a)     if  to  the  Company:

          GlobalNetCare,  Inc.
          Suite  950
          2000  McGill  College
          Montreal,  Quebec
          H3A  3H3

with  a  copy  to:

CLARK,  WILSON
Barristers  &  Solicitors
Suite  800
885  West  Georgia  Street
Vancouver,  British  Columbia
V6C  3H1
Attention:  Mr.  Bernard  Pinsky

(b)     If  to  the  Employee:

Mr.  Harvey  Lalach
265  Alice  Carriere
Beaconsfield,  Quebec
H9W  6E6

or to such other address as the party to receive notice or request so designates by written notice to the other.

10.     INDEPENDENT  PARTIES
        --------------------

10.1     Independent  Parties.  This  Agreement  is  intended  solely  as  an
         --------------------
employment agreement and no partnership, agency, joint venture, distributorship or other form of agreement is intended.

11.     AGREEMENT  VOLUNTARY  AND  EQUITABLE
        ------------------------------------

11.1     Agreement  Voluntary.  The  parties  acknowledge  and  declare  that in
         --------------------
executing this Agreement they are each relying wholly on their own judgment and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental thereto.

11.2     Agreement  Equitable.  The parties further acknowledge and declare that
         --------------------
they each have carefully considered and understand the provisions contained herein, including, without limitation, the Employee's rights upon termination and the restrictions on the Employee after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

12.     CONTRACT  NON-ASSIGNABLE;  INUREMENT
        ------------------------------------

12.1     Contract Non-Assignable.  This Agreement and all other rights, benefits
         -----------------------
and  privileges  contained  herein  may  not  be  assigned  by  the  Employee.

12.2     Inurement.  The rights, benefits and privileges contained herein, shall
         ---------
inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.

13.     ENTIRE  AGREEMENT
        -----------------

13.1     Entire  Agreement.  This  Agreement  represents  the  entire  agreement
         -----------------
between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties. The Employee acknowledges that it was not induced to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

13.2     Previous  Agreements  Cancelled.  Save  and  except  for  the  express
         -------------------------------
provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the services of the Employee for the Company are hereby terminated and cancelled and each of the parties hereby releases and further discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such Agreement.

14.     WAIVER
        ------

14.1     Waiver.  No  consent  or waiver, express or implied, by either party to
         ------
or of any breach or default by the other party in the performance by the other of its obligations herein shall be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act, or to declare either party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights herein or of the right to then or subsequently declare a default.

15.     SEVERABILITY
        ------------

15.1     Severability.  If  any  provision  contained herein is determined to be
         ------------
void or unenforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions shall not be affected in any way.

16.     AMENDMENT
        ---------

16.1     Amendment.  This  Agreement  shall not be amended or otherwise modified
         ---------
except by a written notice of even date herewith or subsequent hereto signed by both parties.

17.     HEADINGS
        --------

17.1     Headings.  The  headings of the sections and subsections herein are for
         --------
convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

18.     GOVERNING  LAW
        --------------

18.1     Governing  Law.  This  Agreement  shall  be  subject to the laws of the
         --------------
State of Florida, the federal laws of the United States applicable herein and the laws of the Province of Quebec.

19.     EXECUTION
        ---------

19.1     Execution  in  Several Counterparts.  This Agreement may be executed by
         -----------------------------------
facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of November, 1999.

GLOBALNETCARE,  INC.

Per:     /s/ Nick Pedafronimos
------------------------------
Authorized  Signatory


SIGNED,  SEALED  and  DELIVERED  by       )
HARVEY  LALACH  in  the  presence of:     )
                                          )
Jimmy D. Foussekis                        )
-------------------------------------     )
Print  Name                               )
A-1806-3600 Ave du Park                   )
-------------------------------------     )
Address                                   )
Montreal, Quebec                          )
-------------------------------------     )
Businessman                               )          /s/ Harvey Lalach
-------------------------------------     )         -------------------
Occupation                                )           HARVEY  LALACH

                                  SCHEDULE "A"

                                EMPLOYEE'S DUTIES
                                -----------------


The Chief Financial Officer is a key member of the management team and is responsible for the administration and management of the Company's financial resources, financial planning, corporate finance, treasury, tax, budgeting, accounting records and reports, administrative services and information technology.

                                  SCHEDULE "B"

                            NON-DISCLOSURE PROVISIONS
                            -------------------------

1.     CONFIDENTIAL  INFORMATION  AND  MATERIALS
       -----------------------------------------

     (a) "Confidential Information" shall mean, for the purposes of this Employment Agreement, non-public information which the Company designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to released or unreleased software or, hardware products of the Company, the marketing or promotion of any product of the Company, the Company's business policies or practices, and information received from others which the Company is obliged to treat as confidential. Confidential Information disclosed to the Employee and/or agents of the Company is covered by this Agreement.

     (b) Confidential Information shall not include that information defined as Confidential Information hereinabove which the Employee can conclusively establish:

(i) is or subsequently becomes publicly available without breach of any obligation of confidentiality owed by the Company;

(ii) became known to the Employee prior to disclosure by the Company to the Employee;

(iii) became known to the Employee from a source other than the Company other than by the breach of any obligations of confidentiality owed to the Company; or

(iv)     is  independently  developed  by  the  Employee.

     (c) "Confidential Materials" shall include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.

2.     RESTRICTIONS
       ------------

          (a) The Employee shall not disclose any Confidential Information to third parties for a period of three (3) years following the termination of this Agreement, except as provided herein. However, the Employee may disclose Confidential Information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Employee shall give reasonable notice to the Company prior to such disclosure and shall comply with any applicable protective order or equivalent.

     (b) The Employee shall take reasonable security precautions, at least as great as the precautions it takes to protect his own confidential information, to keep confidential the Confidential Information.

     (c) Confidential Information and Confidential Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Employee with the Company, and only as provided hereunder. The Employee agrees to segregate all such Confidential Materials from the materials of others in order to prevent co-mingling.

3.     RIGHTS  AND  REMEDIES
       ---------------------

     (a) The Employee shall notify the Company immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Confidential Materials, or any other breach of this Agreement by the Employee, and shall co-operate with the Company in every reasonable manner to aid the Company to regain possession of the Confidential Information or Confidential Materials and prevent all such further unauthorized use.

     (b) The Employee shall return all originals, copies, reproductions and summaries of or relating to the Confidential Information and all Confidential
Materials at the request of the Company or, at the option of the Company, certify destruction of the same.

     (c) The parties hereto recognize that a breach by the Employee of any of the provisions contained herein would result in damages to the Company and that the Company could not be compensated adequately for such damages by monetary award. Accordingly, the Employee agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.     MISCELLANEOUS
       -------------

     (a) All Confidential Information and Confidential Materials are and shall remain the property of the Company. By disclosing information to the Employee, the Company does not grant any express or implied right to the Employee to or under any and all patents, copyrights, trademarks, or trade secret information belonging to the Company.

     (b) All obligations created herein shall survive change or termination of any and all business relationships between the parties.
     (c) The Company may from time to time request suggestions, feedback or other information from the Employee on Confidential Information or on released or unreleased software belonging to the Company. Any suggestions, feedback or other disclosures made by the Employee are and shall be entirely voluntary on the part of the Employee and shall not create any obligations on the part of the Company or a confidential agreement between the Employee and the Company. Instead, the Company shall be free to disclose and use any suggestions, feedback or other information from the Employee as the Company sees fit, entirely without obligation of any kind whatsoever to the Employee.